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                                                                    Exhibit 3.1A
                           THIRD AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                                  ALTIRIS, INC.

                             a Delaware corporation

                  (Pursuant to Sections 228, 242 and 245 of the
               General Corporation Law of the State of Delaware.)

         The undersigned, Greg Butterfield, hereby certifies on behalf of Altiris, Inc. (the "Corporation") that:
                    -----------

         ONE:              Greg Butterfield is the duly elected and acting
President and Chief Executive Officer of said Corporation.

         TWO:              The name of the corporation is Altiris, Inc. and
that the Corporation was originally incorporated on December 20, 2001.

         THREE: This Third Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors and the stockholders of the Corporation pursuant to Sections 141, 228, and 242 of the General Corporations Law of the State of Delaware.

         FOUR:             The Second Amended and Restated Certificate of
Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

         The name of the Corporation is Altiris, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                     -1-

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                                  ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         4.1 The Corporation is authorized to issue two classes of shares The total number of shares the Corporation is authorized to issue is Fifty Five Million Three Hundred Two Thousand Five Hundred Nine (55,302,509) shares. The preferences, limitations and relative rights of the two classes of shares of the Corporation are as follows:

                  (a)  Common Stock
                       ------------
                       (i)   Number Designation and Par Value
                             ---------------------------------
The Corporation is authorized to issue Fifty Million (50,000,000) shares of common stock, with a par value of $0.0001 per share (the "Common Stock"), of
                                                             -------------
which Two Million (2,000,000) shares are hereby designated as "Class B Non-
                                                               -------------
Voting Common Stock." The number of authorized shares of Common Stock may be
-------------------
increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

                       (ii)   Voting The holder of each share of Common Stock
                              ------
(other than the Class B Non-Voting Common Stock) shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. There shall be no cumulative voting. Except as required by law or as set forth herein, holders of Class B Non-Voting Common Stock shall not be entitled to vote for the election of directors or to vote on any other matter.

                       (iii) Net Assets. The holders of the Common Stock ---------- (including the Class B Non-Voting
Common Stock), subject to any preferences or rights that may be granted to the holders of the Preferred Stock, shall be entitled to receive the net assets of the Corporation upon the dissolution of the Corporation.

                       (iv)   Automatic Conversion of Class B Non-Voting Common
                              -------------------------------------------------
Stock. Each share of Class B Non-Voting Common Stock shall automatically and
-----
without any action on the part of the Corporation or any holder of such shares and without condition be converted into one share of Common Stock upon the later to occur of (i) the first anniversary of the Series C Original Issue Date (as defined below) and (ii) with respect to any shares of Class B Non-Voting Common Stock issued upon conversion of any shares of Series C Preferred (as defined below), immediately following the conversion of such shares of Series C Preferred (as defined below). At any time prior to or after such automatic conversion, any holder of Class B Non-Voting Common Stock may surrender the

                                     -2-

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certificate or certificates therefore, duly endorsed, at the office of the
Corporation or of any transfer agent for the Corporation, for reissuance of the same and shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter (and, if such certificate or certificates have been surrendered in accordance with the above on or prior to 5 days prior to such automatic conversion, on the date of such automatic conversion), issue and deliver to such holder of Class B Non-Voting Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Notwithstanding the date of any surrender of a certificate or certificates for reissuance, the conversion shall be deemed to have occurred on the date of such automatic conversion and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                       (v)   Reservation of Stock Issuable Upon Conversion. The
                             ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Non-Voting Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Non-Voting Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Non-Voting Common Stock, in addition to such other remedies as shall be available to the holder of such Class B Non-Voting Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Third Amended and Restated Certificate of Incorporation.

                       (vi)   Treatment of Common Stock and Class B Non-Voting
                              ------------------------------------------------
Common Stock. Except as otherwise set forth herein, the rights, privileges and
------------
restrictions of the Common Stock and the Class B Non-Voting Common Stock shall be identical in all respects, and any action by the Corporation affecting the Common Stock or Class B Non-Voting Common Stock, including without limitation, stock dividends, subdivisions, combinations, consolidations, distributions, reclassifications exchanges and substitutions, shall affect the shares of Common Stock and Class B Non-Voting Common Stock equally.

                  (b)  Preferred Stock
                       ---------------

                       (i)   Number, Designation and Par Value. The Corporation
                             ---------------------------------
is authorized to issue Five Million Three Hundred Two Thousand Five Hundred Nine (5,302,509) shares of "Preferred Stock," with a par value of $0.0001 per
                            ---------------
share, Two Million One Hundred Eleven Thousand One Hundred and Twelve (2,111,112) shares of which are designated as Series A Preferred Stock (the "Series A Preferred"), Two Million Nine Hundred Thirty Three Thousand
 ------------------
Three Hundred Thirty Three (2,933,333) shares of which are designated as Series B Preferred Stock (the "Series B Preferred") and Two Hundred Fifty-Eight
                        ------------------
Thousand Sixty-Four (258,064) shares of which are designated as Series C Non-Voting Preferred Stock (the "Series C Preferred"). The
                                 ------------------

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Series A Preferred, the Series B Preferred and the Series C Preferred have the terms, powers, preferences and rights set forth below.

                       (ii)   Dividend Provisions.
                              -------------------

                             (A)   Preferred Dividends. The holders of shares of
                                   -------------------
the Series A Preferred, Series B Preferred and Series C Preferred shall be entitled to receive dividends on a pari passu basis, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of eight percent (8%) of the Series A Original Purchase Price (as defined in Section 4.1(c)(i)(A) hereof), the Series B Original Purchase Price (as defined in Section 4.1(c)(i)(B) hereof) and
Series C Original Purchase Price (as defined in Section 4.1(c)(i)(C) hereof)
per share per annum on each outstanding share of Series A Preferred, Series B Preferred and Series C Preferred, respectively (collectively the "Preferred
                                                                  ---------
Dividend Amount"), payable when, as and if declared by the Board of Directors.
---------------
In the event that the Board of Directors declares dividends in a fiscal year in an amount less than the Preferred Dividend Amount, then the entire amount of dividends declared by the Board of Directors shall be distributed ratably among the holders of the Series A Preferred, Series B Preferred and Series C
Preferred such that the same percentage of the fiscal dividend to which each series of Preferred Stock is entitled is paid on each share of Series A Preferred, Series B Preferred and Series C Preferred. Such dividends shall not be cumulative.

                             (B)   Additional Dividends. After the payment or
setting aside for payment of the dividends as described in Section 4.1(b)(ii)(A), any additional dividends (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) declared or paid in any fiscal year shall be declared or paid among the holders of the Series A Preferred, Series B Preferred and Series C
Preferred and Common Stock (including Class B Non-Voting Common Stock) then outstanding in proportion to the greatest whole number of shares of Common
Stock (including Class B Non-Voting Common Stock) that would be held by each (assuming conversion of all such Series A Preferred, Series B Preferred and Series C Preferred).

                       (iii)   Liquidation.
                               -----------

                             (A)   First Preference to Holders of Series B
                                   ---------------------------------------
Preferred and Series C Preferred. In the event of any liquidation, dissolution
--------------------------------
or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred and Series C Preferred, on a pari passu basis, shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred or Common Stock by reason of their ownership thereof, an amount equal to the Series B Original Purchase Price for each share of Series B Preferred then held by them and the Series C Original Purchase Price for each share of Series C Preferred then held by them, plus declared but unpaid dividends. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred and Series C Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for

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distribution shall be distributed ratably among the holders of the Series B
Preferred and Series C Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive under this clause (A)

                             (B)   Second Preference to Holders of Series A
                                   ----------------------------------------
Preferred. Upon the completion of the distribution required by Section
---------
4.1(b)(iii)(A) above, the remaining assets of the Corporation available for distribution to stockholders shall next be distributed to the holders of the Series A Preferred, who shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount equal to the Series A Original Purchase Price for each share of Series A Preferred then held by them, plus declared but unpaid dividends. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Corporation legally available for distribution, after giving full effect to the distribution required by Section 4.1(b)(iii)(A) above, shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive under this clause (B).

                             (C)   Remaining Distributions. Upon the completion
                                   -----------------------
of the distributions required by Sections 4.1(b)(iii)(A) and (B) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred and the Common Stock (including Class B Non-Voting Common Stock) pro rata based on the number of shares of Common Stock (including Class B Non-Voting Common Stock) held by each (assuming conversion of all such Preferred Stock) until the aggregate distributions made pursuant to
Section 4.1(b)(iii) (including distributions made pursuant to Sections 4.1(b)(iii)(A)) with respect to any share of Series B Preferred equals two (2) times the Series B Original Purchase Price and with respect to any share of Series C Preferred equals two (2) times the Series C Original Purchase Price. Thereafter, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred). Notwithstanding anything to the contrary in this Section 4.1(b)(iii), if the holders of shares of Series C Preferred, Series B Preferred or Series A Preferred would receive a greater amount if they had converted such shares to Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation, then such holders shall be entitled to receive such greater amount in lieu of such lesser amount without the need to actually convert such shares of Preferred Stock to Common Stock or Class B Non-Voting Common Stock.

                             (D)   Acquisition Deemed a Liquidation. For
                                   --------------------------------
purposes of this Section 4.1(b)(iii), a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation), or (ii) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power

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of the surviving or acquiring entity in substantially the same proportions as their ownership of the voting power of the capital stock of the Corporation immediately prior to such acquisition or sale (each of the above an "Acquisition").

         In any of the events specified in 4.1(b)(iii) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined by the Board of Directors and the holders of a majority of the outstanding Preferred Stock.

                             (E)   The Corporation shall give each holder of
record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4.1(b)(iii), and the Corporation shall thereafter give such holders prompt notice of any material changes. Such transactions shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the outstanding Preferred Stock.

                  (c)   Conversion.  The holders of the Preferred Stock shall
                        ----------
have conversion rights as follows (the "Conversion Rights"):
                                        -----------------

                       (i)   Right to Convert.
                             ----------------

                             (A)   Subject to Section 4.1(c)(iii) below, each
share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Purchase Price (as defined below) by the applicable Series A Conversion Price (as defined below) of such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The "Series A Original Purchase Price" shall mean $4.50 per share (as adjusted
     --------------------------------
for any stock splits, stock dividends, recapitalization or the like with respect to such shares). The "Series A Conversion Price" shall initially mean
$4.50 per                     -------------------------
share and shall be subject to adjustment as set forth below.

                             (B)   Subject to Section 4.1(c)(iii) below, each
share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B Original Purchase Price (as defined below) by the applicable Series B Conversion Price (as defined below) of such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The "Series B Original Purchase Price" shall mean $7.50 per share (as adjusted
     --------------------------------
for any stock splits, stock dividends, recapitalization or the like with respect to such shares). The "Series B Conversion Price" shall initially mean
                              -------------------------
$7.50 per share and shall be subject to adjustment as set forth below.

                             (C)   Subject to Section 4.1(c)(iii) below, each
share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Class B Non-Voting Common Stock as is determined by dividing the Series C Original Purchase Price (as defined below) by the applicable Series C Conversion Price (as defined below) of such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The "Series C Original Purchase Price" shall mean
                                 --------------------------------
$7.75 per share (as adjusted for any stock splits, stock dividends, recapitalization or the like with respect to such shares). The "Series C
                                                                --------
Conversion Price" shall initially mean $7.75 per share and shall be subject to
----------------
adjustment as set forth below.

                       (ii)   Automatic Conversion.
                              --------------------

                             (A)   Each share of Series A Preferred shall
automatically be converted into shares of Common Stock at the Series A Conversion Price in effect at the time for such share immediately upon the earlier of (i) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the Common Stock per
                                         --------------

share offering price of which is not less than (1) $9.75 per share if such offering occurs on or before the date that is four (4) months after the Series C Original Issue Date (as defined below), (2) $11.25 per share if such offering occurs after four (4) months but on or before the date that is ten (10) months after the Series C Original Issue Date, or (3) $15.00 per share if such offering occurs after ten (10) months from the Series C Original Issue Date (all adjusted to reflect subsequent stock dividends, stock splits, recapitalization or the like) and which results in aggregate cash proceeds to the Corporation of at least $48,000,000 (before underwriting discounts and commissions and offering expenses) (a "Qualified Public Offering"), or (ii) the date specified by vote
              -------------------------
or written consent or agreement of holders of a majority of the shares of the Series A Preferred then outstanding.

                             (B)   Each share of Series B Preferred shall
automatically be converted into shares of Common Stock at the Series B Conversion Price in effect at the time for such share immediately upon the earlier of (i) the Corporation's sale of its Common Stock in a Qualified Public Offering or (ii) the date specified by vote or written consent or agreement of holders of a majority of the shares of the Series B Preferred then outstanding.

                             (C)   Each share of Series C Preferred shall
automatically be converted into shares of Class B Non-Voting Common Stock at the Series C Conversion Price in effect at the time for such share immediately upon the earlier of (i) the Corporation's sale of its Common Stock in a Qualified Public Offering or (ii) the date specified by vote or written consent or agreement of holders of a majority of the shares of the Series C Preferred then outstanding.

                       (iii)   Mechanics of Conversion. Before any holder of
                               -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, he or she shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Corporation, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of

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Common Stock or Class B Non-Voting Common Stock, as the case may be, are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted and the person or persons entitled to receive the shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock or Class B Non-Voting Common Stock, as the case may be, upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                       (iv)   Conversion Price Adjustments of Preferred Stock
                              -----------------------------------------------
for Certain Dilutive Issuances. The Conversion Prices of the respective series
------------------------------
of Preferred Stock shall be subject to adjustment from time to time as follows:

                       (A)   If the Corporation shall issue, after the date
upon which the first shares of Series C Preferred were first issued (the
"Series C Original Issue Date"), any Additional Stock (as defined below) without
 ----------------------------

consideration or for a consideration per share less than the Conversion Price for the Series A Preferred, the Series B Preferred or the Series C Preferred, as the case may be, in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series of Preferred Stock in effect immediately prior to each such issuance shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price for such series of Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at such Conversion Price for such series of Preferred Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Additional Stock so issued or deemed to be issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all outstanding shares of Preferred Stock, Class B Non-Voting Common Stock, convertible securities, options, warrants, and other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, issuable with respect to shares of Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Conversion Price (or other conversion ratios) resulting from the issuance of shares of Additional Stock causing such adjustment.

                             (B)   No adjustment of the Conversion Price for
any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4.1(c)(iv)(E)(3) or (4), no adjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 4.1(c)(iv) shall have the effect of increasing such Conversion Price above the Conversion Price for such series in effect immediately prior to such adjustment.

                             (C)   In the case of the issuance of Additional
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                             (D)   In the case of the issuance of the
Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                             (E)   In the case of the issuance (whether before,
on or after the Series C Original Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4.1(c)(iv):

                                  (1)   The aggregate maximum number of shares
of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4.1(c)(iv)(C) and (D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                                  (2)   The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4.1(c)(iv)(C) and (D)).

                                  (3)   In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the appropriate Conversion Price for each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                  (4)   Upon the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the appropriate Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                  (5)   The number of shares of Common Stock
deemed issued and the consideration deemed paid therefore pursuant to Sections 4.1(c)(iv)(E)(1) and ((2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in Section 4.1(c)(iv)(E).

                             (F)   "Additional Stock" shall mean any shares of
                                    ----------------
Common Stock issued (or deemed to have been issued pursuant to Section 4.1(c)(iv)(E)) by the Corporation after the Series C Original Issue Date other than;

                                  (1)   Shares of Common Stock issuable or
issued to employees, consultants or directors of the Corporation directly or pursuant to the Corporation's 1998 Stock Option Plan or other employee stock incentive programs or arrangements approved by a majority of the members of the Board of Directors;

                                  (2)   Shares of Common Stock or Preferred
Stock issuable upon exercise of warrants outstanding as of the date of this Third Amended and Restated Certificate of Incorporation;

                                  (3)   Capital stock or warrants or options to
purchase capital stock issued to unaffiliated entities of the Corporation in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by a majority of the members of the Board of Directors;

                                  (4)   Shares of Common Stock issued or
issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by a majority of the members of the Board of Directors;

                                  (5)   Shares of Common Stock or Class B
Non-Voting Common Stock, as the case may be, issued or issuable upon conversion of the Preferred Stock;
                                  (6)   Shares of Common Stock issued or
issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or Class B Non-Voting Common Stock, as the case may be, pursuant to Section 4.1(c)(ii) hereof;

                                  (7)   Shares of Common Stock or Class B
Non-Voting Common Stock, as the case may be, issued in connection with any stock split, stock dividend, recapitalization, or the like by the Corporation for which an automatic adjustment to the Conversion Price is provided for elsewhere in this Section 4.1(c); and

                                  (8)   Shares of Common Stock issued pursuant
to a transaction involving a strategic partner or non-employee service provider the primary purpose of which is other than raising equity capital and which is approved by a majority of the members of the Board of Directors.

                             (G)   Any downward adjustment to the Conversion
Price of the Series C Preferred caused by the issuance of Additional Stock without consideration or for a consideration per share less than the Conversion Price for the Series C Preferred pursuant to Section 4.1(c)(iv)(A) may be waived by the affirmative vote or consent of holders of a majority of the then outstanding Series C Preferred. Any downward adjustment to the Conversion Price of the Series B Preferred caused by the issuance of Additional Stock without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred pursuant to Section 4.1(c)(iv)(A) may be waived by the affirmative vote or consent of holders of a majority of the then outstanding Series B Preferred. Any downward adjustment to the Conversion Price of the Series A Preferred caused by the issuance of Additional Stock without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred pursuant to Section 4.1(c)(iv)(A) may be waived by the affirmative vote or consent of holders of a majority of the then outstanding Series A Preferred.

                       (v)   Adjustments for Stock Dividends, Subdivisions,
                             ----------------------------------------------
Combinations, or Consolidations. In the event the Corporation should at any time
-------------------------------
or from time to time after the Series C Original Issue Date pay a stock dividend on the Common Stock or Class B Non-Voting Common Stock, as the case may be, or the outstanding shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, shall be subdivided, combined or consolidated, by reclassification, stock split or otherwise, into a greater or lesser number of shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, the Conversion Prices for each series of Preferred Stock in effect immediately prior to such dividend, subdivision, combination or consolidation shall, concurrently with the effectiveness of such dividend, subdivision, combination or consolidation, be proportionately adjusted.

                       (vi)   Other Distributions. In the event the Corporation
                              -------------------
shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, then, in each such case for the purpose of this Section 4.1(c)(vi), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock or Class B Non-Voting Common Stock, as the case may be, of the Corporation entitled to receive such distribution.

                       (vii)   Recapitalizations. If at any time or from time to
                               -----------------
time there shall be a recapitalization of the Common Stock or Class B
Non-Voting Common Stock, as the case may be, (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4.1(c) or Section 4.1(b)(iii)) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of the number of shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, deliverable upon conversion of the Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.1(c) with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4.1(c) (including adjustment of the respective Conversion Price then in effect and the number of shares issuable upon conversion of each series of Preferred Stock) shall be applicable after that event.

                       (viii)   No Impairment. The Corporation will not, by
                                -------------
amendment of its Third Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.1(c) and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                       (ix)   No Fractional Shares and Certificate as to
                              ------------------------------------------
Adjustment.
----------

                             (A)   No fractional shares shall be issued upon
the conversion of any share or shares of Preferred Stock and the number of shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, to be issued shall be rounded to the nearest whole share (with one-half being rounded upward). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock or Class B Non-Voting Common Stock, as the case may be, and the number of shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, issuable upon such aggregate conversion.

                             (B)   Upon the occurrence of each adjustment or
readjustment of the Conversion Price of either series of Preferred Stock pursuant to this Section 4.1(c), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each appropriate holder of Preferred Stock a certificate setting forth the appropriate new Conversion Price and the basis for such adjustment or readjustment. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Price for the appropriate series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, and the amount, if any, of other property which at the time would be received upon the conversion of a share of the appropriate series of Preferred Stock.

                       (x)   Notices of Record Date. In the event of any taking
                             ----------------------
by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                       (xi)   Reservation of Stock Issuable Upon Conversion. The
                              ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Class B Non-Voting Common Stock (until the automatic conversion of all Class B Non-Voting Common Stock), solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock and Class B Non-Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or Class B Non-Voting Common Stock, as the case may be, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Third Amended and Restated Certificate of Incorporation.

                       (xii)   Notices. Any notice required by the provisions of
                               -------
this Section 4.1(c) to be given to the holders of shares of Preferred Stock shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail, and addressed to each holder of record at his or her address, facsimile number or electronic mail address appearing on the books of the Corporation. All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

                  (d)   Voting Rights.
                        -------------

                       (i)   General Voting Rights. The holder of each share of
                             ---------------------
stock of the Series A Preferred and the Series B Preferred shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock (in a single voting group), with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred or Series B Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as required by law or as set forth herein, holders of the Series C Preferred shall not be entitled to vote for the election of directors or to vote on any other matter.

                       (ii)   Voting for the Election of Directors. So long as
                              ------------------------------------
any shares of Series B Preferred are issued and outstanding, the holders of such shares of Series B Preferred, voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series B Director"). The
                                                -----------------
remaining directors shall be elected by the holders of the Series A Preferred, the Series B Preferred and the Common Stock, voting together as a single class. In the case of a vacancy in the office of the Series B Director, such vacancy shall be filled by the affirmative vote of a majority of the outstanding shares of Series B Preferred given at any annual or special meeting or by an action by written consent for that purpose. The Series B Director may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of the outstanding shares of Series B Preferred given at a special meeting of stockholders duly called or by an action by written consent for the purpose.

                  (e)   Protective Provisions.
                        ---------------------

                       (i) Subject to the rights of any series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as rovided by law) of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred, voting together as a single voting group:

                             (A)   Authorize or issue, or obligate itself to
issue, any other equity security, including any other security convertible into or exercisable for any equity security having rights, preferences of privileges superior to, or being on a parity with, the Series A Preferred with respect to voting, dividend or liquidation rights;

                             (B)   Declare or pay dividends or other
distributions on Common Stock of the Corporation;

                             (C)   Increase or decrease (other than by
redemption or conversion ) the total number of authorized shares of Series A Preferred;

                             (D)   Alter or change the rights, preferences or
privileges of the shares of Series A Preferred so as to adversely affect the shares of such series, provided that a transaction resulting in an Acquisition, in and of itself, shall not be deemed to adversely affect such shares; or

                             (E)   Redeem, purchase or otherwise acquire (or
pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not
                        --------  -------
apply to the repurchase of shares of Common Stock at cost from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment.

                       (ii) Subject to the rights of any series of Preferred Stock which may from time to time come into existence, so long as any shares of Series B Preferred are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred, voting together as a single voting group:

                             (A)   Authorize or issue, or obligate itself to
issue, any other equity security, including any other security convertible into or exercisable for any equity security having rights, preferences of privileges superior to, or being on a parity with, the Series B Preferred;

                             (B)   Declare or pay dividends or other
distributions on Common Stock of the Corporation;

                             (C)   Increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series B Preferred;

                             (D)   Amend or waive any provisions of the
Corporation's Third Amended and Restated Certificate of Incorporation or Bylaws in a way that would adversely affect the rights, preferences or privileges of the Series B Preferred;

                             (E)   Redeem, purchase or otherwise acquire
(or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock or Preferred Stock; provided, however, that this
                                              --------  -------
restriction shall not apply to the repurchase of shares of Common Stock at cost from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment;

                             (F)   Effect an Acquisition; provided that such
consent shall not be necessary with respect to any Acquisition in which the total consideration received by the holder of a share of Series B Preferred would be more than two (2) times the Series B Original Purchase Price; or

                             (G)   Change the authorized number of
directors on the Board of Directors.

                  (f)   Status of Converted Stock. In the event any shares of
                        -------------------------
Preferred Stock shall be converted pursuant to Section 4.1(c) hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Third Amended and Restated Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                                    ARTICLE V

         Subject to the provisions of Section 4.1(e) of Article IV, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation
..
                                   ARTICLE VI

         Subject to the provisions of Section 4.1(e) of Article IV, the number of directors which will constitute the whole Board of Directors of the Corporation shall be as designated in the Bylaws of the Corporation.

                                   ARTICLE VII

         The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

         9.1   Limitation of Liability. To the fullest extent permitted by the
               -----------------------
Delaware General Corporation Law as the same exists or as it may hereafter be amended, the directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation.

         9.2   Indemnification of Corporate Agents. To the fullest extent
               -----------------------------------
permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, directors, officers, employees, or other agents of the Corporation and any other 2person to which the Delaware General Corporation Law permits the Corporation to provide indemnification.

         9.3      Repeal or Modification. Neither any amendment nor repeal of
                  ----------------------
this Article, nor the adoption of any provision of this Corporation's Third Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE X

         Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XI

         Except as otherwise provided in this Third Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

         IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation on May 2, 2002.

                                                 ALTIRIS, INC.
                                                 a Delaware corporation

                                                 By: /s/ Stephen C. Erickson
                                                     --------------------------
                                                     Stephen C. Erickson
                                                     Vice President and
                                                     Chief Financial Officer